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                                                                     Exhibit 5.1

                           GOODWIN, PROCTER & HOAR LLP
                                COUNSELORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                               November 15, 1999


Safety 1st, Inc.
210 Boylston Street
Chestnut Hill, Massachusetts 02167

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 814,854 shares of Common Stock, par value $.01 per share (the "Shares"), of Safety 1st, Inc., a Massachusetts corporation (the "Company").

         In connection with rendering this opinion, we have examined the Restated Articles of Organization and Restated By-Laws of the Company, each as amended through the date hereof; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); the Safety 1st, Inc. 1993 Incentive and Nonqualified Stock Option Plan and the Safety 1st, Inc. 1996 Nonqualified Stock Option Plan (collectively, the "Option Plans"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to the practice of law in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

         Based upon the foregoing, we are of the opinion that under the Massachusetts Business Corporation Law, when the Shares have been issued and paid for in accordance with the terms of the Option Plans, the Shares will be legally issued, fully paid and nonassessable shares of Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                      Very truly yours


                                      /s/ Goodwin, Procter & Hoar  LLP
                                      ------------------------------------------
                                      GOODWIN, PROCTER & HOAR  LLP


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